SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   March 28, 2003

CINTECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-24448	31-1200684
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4747 Lake Forest Drive, Cincinnati, Ohio

45242

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code (513) 731-6000

Not applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On March 28, 2003, Cintech Solutions, Inc. announced the resignation of Diane Kamionka as the President and Chief Executive Officer of the company.  Ms. Kamionka has been the President and Chief Executive Officer of Cintech Solutions since its founding in 1987.  Ms. Kamionka will continue as a director and consultant of the company.  The Board of Directors has appointed Dino Lucarelli as the acting President and Chief Executive Officer of the company.  Mr. Lucarelli has served as the Chief Financial Officer of Cintech Solutions since September 2001.

On March 28, 2003, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(a)

Financial Statements.  None.

(b)

Pro Forma Financial Information.  None.

(c)

Exhibits.

99.1  Press Release dated March 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 28, 2003

CINTECH SOLUTIONS, INC.

By:

/s/Dino Lucarelli

Name:

Dino Lucarelli

Title:

Chief Financial Officer; Acting President and CEO

Exhibit 99.1

Contact:

Cintech Solutions

Troy Gross

(513) 731-6000

Cintech Solutions Announces the Resignation of its Chief Executive Officer

CINCINNATI, Ohio – March 28, 2003 – Cintech Solutions, Inc. (TSX: CTM) announced today the resignation of Diane Kamionka as the President and Chief Executive Officer of the company.  Ms. Kamionka has been the President and Chief Executive Officer of Cintech Solutions since its founding in 1987.  Ms. Kamionka will continue as a director and consultant of the company.  The Board of Directors has appointed Dino Lucarelli as the acting President and Chief Executive Officer of the company.  Mr. Lucarelli has served as the Chief Financial Officer of Cintech Solutions since September 2001.

About Cintech Solutions

Cintech Solutions provides interaction management technology to mid-market and small businesses in North America.  For more information on Cintech Solutions, visit www.cintechsolutions.com.